Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (the “Agreement”) is entered into by and between WestPark Capital, Inc. (“WestPark”) and iSpecimen, Inc. (“iSpecimen”). WestPark and iSpecimen are referred to individually as a “Party” and collectively as the “Parties.” This Agreement is effective as of the date of the last signature below (the “Effective Date”).

RECITALS

WHEREAS, the Parties entered into engagement agreements dated on or about July 31, 2025 and on or about October 15, 2025 (together, the “Engagement Agreements”);

WHEREAS, WestPark commenced an arbitration against iSpecimen before JAMS in New York, New York, captioned WestPark Capital, Inc. v. iSpecimen, Inc., JAMS Ref. No. 5425005724 (the “Arbitration”), by a Statement of Claim asserting claims arising from the Engagement Agreements and seeking damages of $269,999.91, together with interest, fees, and costs;

WHEREAS, iSpecimen denies any and all liability with respect to the claims asserted in the Arbitration; and

WHEREAS, the Parties desire to fully and finally resolve the Arbitration and all disputes between them without further expense or the uncertainty of continued proceedings;

NOW, THEREFORE, in consideration of the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. Settlement Payment. iSpecimen shall pay WestPark the total sum of Ninety Seven Thousand Five Hundred Dollars ($97,500.00) (the “Settlement Payment”) within three (3) business days of the Effective Date, by wire transfer pursuant to written wire instructions to be provided by WestPark. The Settlement Payment is inclusive of all amounts claimed in the Arbitration, including all fees, interest, costs, and expenses of any kind. In the event iSpecimen fails to timely remit the Settlement Payment as set forth above, iSpecimen shall have (5) calendar days from the original due date to cure such failure without any notice or demand from WestPark (the “Default Period”). If iSpecimen fails to pay the Settlement Payment in full before expiration of the Default Period, iSpecimen shall be deemed in default of this Agreement (a “Default”), and WestPark shall thereupon be entitled, without further notice or demand, to the full claim amount asserted in the Arbitration, in the amount of Two Hundred Sixty-Nine Thousand Nine Hundred Ninety-Nine Dollars and Ninety-One Cents ($269,999.91), less any partial payments actually received by WestPark. Upon a Default, the Parties agree that this Agreement shall be submitted to the JAMS arbitrator (or, if unavailable, a successor JAMS arbitrator appointed pursuant to the JAMS Rules) for entry of a consent award in the amount of $269,999.91, less credit for any partial payments received, and the Parties stipulate that such award may be reduced to judgment and entered in any court of competent jurisdiction pursuant to the Federal Arbitration Act and/or applicable state law, and thereafter enforced and collected by WestPark through any lawful means, including execution, garnishment, and levy.

2. Dismissal of the Arbitration. Within five (5) business days of WestPark’s receipt of the Settlement Payment in full, WestPark shall file with JAMS a notice or stipulation dismissing the Arbitration and all claims asserted therein with prejudice. Each Party shall bear its own attorneys’ fees, costs, and expenses incurred in connection with the Arbitration and this Agreement, including any JAMS fees paid or payable by that Party.

3. Mutual General Release. Upon WestPark’s receipt of the Settlement Payment in full, each Party, on behalf of itself and its respective past, present, and future parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of their respective officers, directors, managers, members, shareholders, employees, agents, attorneys, and representatives, hereby fully and forever releases, acquits, and discharges the other Party and its respective past, present, and future parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of their respective officers, directors, managers, members, shareholders, employees, agents, attorneys, and representatives, from any and all claims, demands, causes of action, obligations, damages, and liabilities of every kind and nature, whether known or unknown, suspected or unsuspected, matured or unmatured, at law or in equity, arising from the beginning of time through the Effective Date, including without limitation all claims that were asserted or could have been asserted in the Arbitration and all claims arising out of or relating to the Engagement Agreements. Nothing in this Section releases any Party from its obligations under this Agreement.

4. Termination of the Engagement Agreements. The Engagement Agreements, including any tail fee, right of first refusal, or other provisions that by their terms survive expiration or termination, are hereby terminated in their entirety, and no further amounts are or shall become due thereunder.

5. No Admission of Liability. This Agreement is a compromise of disputed claims. Neither this Agreement, nor the Settlement Payment, nor any of its terms shall be construed as an admission of liability or wrongdoing by any Party, and each Party expressly denies any such liability or wrongdoing.

6. Confidentiality. The Parties shall keep the terms of this Agreement confidential and shall not disclose them to any third party, except: (a) to their respective attorneys, accountants, auditors, insurers, and tax and financial advisors; (b) as required by law, regulation, subpoena, or court or arbitral order; (c) as required by the rules or requests of any governmental or self regulatory authority, including the Securities and Exchange Commission and FINRA, or as reasonably determined to be required under applicable securities laws and disclosure obligations; and (d) as necessary to enforce this Agreement. This Agreement and the negotiations leading to it are subject to Rule 408 of the Federal Rules of Evidence and all analogous state provisions.

7. Representations and Warranties. Each Party represents and warrants that: (a) it has full power and authority to enter into this Agreement, and the person signing on its behalf is duly authorized to do so; (b) it has not sold, assigned, transferred, or encumbered any claim released by this Agreement; and (c) it has had the opportunity to consult with counsel of its choosing and enters into this Agreement knowingly and voluntarily.

8. Governing Law and Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles. Any dispute arising out of or relating to this Agreement shall be resolved by binding arbitration before a sole arbitrator administered by JAMS in New York, New York, pursuant to its Comprehensive Arbitration Rules and Procedures. The prevailing party in any proceeding to enforce this Agreement shall be entitled to recover its reasonable attorneys’ fees and costs.

9. Miscellaneous. This Agreement constitutes the entire agreement between the Parties concerning its subject matter and supersedes all prior or contemporaneous agreements, representations, and understandings, whether written or oral. This Agreement may not be amended except in a writing signed by both Parties. If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall remain in full force and effect. This Agreement was jointly drafted and shall not be construed against either Party as drafter. This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and assigns. This Agreement may be executed in counterparts, and signatures delivered by PDF, email, or electronic signature shall be deemed originals.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth below.

WESTPARK CAPITAL, INC.

By:	/s/ Frank Salvatore
Name:	Frank Salvatore
Title:	CRO
Date:	8/6/26

ISPECIMEN, INC.

By:	/s/ Katharyn Field
Name:	Katharyn Field
Title:	CEO
Date:	8/6/26

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